EXHIBIT 99.1

ePlus Enters Into Agreement to Sell Financing Business to PEAC, a Portfolio Company of HPS Investment Partners, LLC

Divestiture Positions ePlus as a Pure-play Technology Solutions Provider

HERNDON, VA – June 23, 2025 – ePlus inc. (NASDAQ NGS: PLUS – news) today announced that it has a signed a definitive agreement with Marlin Leasing Corporation (dba PEAC Solutions), a portfolio company of the Asset Value Funds sponsored and managed by leading global investment firm HPS Investment Partners, LLC, to sell the domestic subsidiaries comprising its U.S. financing business.

“We are pleased to announce the divestiture of our financing business to PEAC, a renowned industry leader that will continue our long history of providing excellent customer service, responsiveness, and creative financing solutions to our customers,” stated Mark Marron, CEO and president of ePlus.  “Given the rapidly evolving technology industry, the sale of our financing business gives us incremental capital to focus on growth opportunities and acquisition opportunities in the technology and services space.”

“It also strengthens our ability to continue to invest in high growth areas of AI, cybersecurity, data center modernization, high performance networking and related consulting and managed services, while providing us the flexibility to accelerate plans around expanding our footprint and customer base.  We are reimagining the role that ePlus can play for its customers, partners and shareholders, and are excited to continue to build our solution and services capabilities via organic and inorganic growth as we move forward. We will continue to offer the value-add of financing services to our technology customers and vendors through PEAC, which is a well-respected and experienced financing platform servicing the needs of tens of thousands of organizations.”

ePlus was represented by Macquarie Capital (USA) Inc and K&L Gates LLP.  Closing is expected to occur within the next sixty (60) days and is subject to various terms and conditions, as further described in the Company’s Form 8-K filed with the Securities and Exchange Commission as of the date of this press release.

About PEAC Solutions
PEAC Solutions is a leading multinational asset finance platform specializing in providing innovative finance solutions to equipment manufacturers, distributors, and dealers across a wide range of industries and asset classes. With a strong focus on customer service, PEAC Solutions offers lease and loan products that enable businesses to access the equipment and technology they need to enhance productivity and growth. Operating across North America, Europe, and the United Kingdom, PEAC Solutions has built a robust global network capable of delivering tailored financial solutions to diverse markets. For more information, visit www.peacsolutions.com.
PEAC Solutions is a trademark of Marlin Leasing Corporation.

About ePlus inc.

ePlus is a customer-first, services-led, and results-driven industry leader offering transformative technology solutions and services to provide the best customer outcomes. Offering a full portfolio of solutions, including artificial intelligence, security, cloud and data center, networking and collaboration, as well as managed, consultative and professional services, ePlus works closely with organizations across many industries to successfully navigate business challenges. With a long list of industry-leading partners and more than 2,100 employees, our expertise has been honed over more than three decades, giving us specialized yet broad levels of experience and knowledge. ePlus is headquartered in Virginia, with locations in the United States, United Kingdom, Europe, and Asia‐Pacific. For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com.  Connect with ePlus on LinkedIn, X, Facebook, and Instagram.

ePlus®, Where Technology Means More®, and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies, products, and services mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to the anticipated benefits of the sale of our financing business, which is subject to certain closing conditions and a number of adjustments to the initial consideration paid to us; the timetable for completing the sale of our financing business, which may not be completed in a timely fashion or at all, may disrupt our business operations, and may be more difficult or costly than expected; and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. Forward-looking statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to general conditions in the economy and our industry, including those due to regulatory changes, the ability of the parties to consummate the closing of the transaction, the performance of the legacy financing business, as operated by PEAC after the closing, and other important factors disclosed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Current Reports on Form 8-K.  All of the information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information either as a result of new information, future events or otherwise, except as required by applicable U.S. securities law.

Contact:
Kleyton L. Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150